SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 23, 2005 (December 19, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 212-4530

 Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 19, 2005, WinWin Gaming, Inc’s (the “Company”) entered into an Employment Agreement with Peter C. Pang (the “Pang Agreement”), under which the Company agreed to employ Mr. Pang in the position of Executive Vice President of the Company, and President and Chief Executive Officer of Win Win Shanghai Consulting Co. Ltd, a wholly owned subsidiary of the Company, and/or any subsidiary or subsidiaries of the Company that hold interest in the Company’s interest in Asia. On December 20, 2005 the Company entered into an Employment Agreement with Patrick Owen Rogers (the “Rogers Agreement”), under which the Company agrees to employ Mr. Rogers in the position of President and Chief Executive Officer of the Company. The term of both the Pang and Rogers Agreements is five (5) years, after which they will automatically renew for additional one-year periods (the “Terms”).

Under the Pang Agreement, Mr. Pang will receive: (i) an annual base salary of $195,000, (ii) a one time signing bonus of $150,000, deferred until at such time as the Board of Directors determine that the Company is in a financial position to be able to make such a payment, (iii) 750,000 shares of restricted common stock in the Company, and (iv) an annual performance bonus payable in either cash or stock at the discretion of the Company. Under the Rogers Agreement, Mr. Rogers will receive: (i) an annual base salary of $260,000, (ii) a one time signing bonus of $200,000, deferred until at such time as the Board of Directors determine that the Company is in a financial position to be able to make such a payment, (iii) an award of 1,000,000 incentive stock options at market price, and (iv) an annual performance bonus payable in either cash or stock at the discretion of the Company.

If the Company terminates either of Mr. Pang or Mr. Rogers without cause, it must pay to such executive (i) his base salary, as then in effect on the date of termination, for the remainder of the Term, plus any extension thereof, (ii) any case of stock bonus Mr. Pang or Mr. Rogers otherwise would have been entitled to receive during the fiscal year of termination, (iii) all medial, dental and other senior executive benefits for the remainder of the Term, (iv) all previously earned, accrued and unpaid benefits from the Company and its employee benefit plans, and (v) all non-vested stock options, warrants and other grants subject to vesting shall all vest immediately on the date of termination. The Company maintains its obligation to compensate Mr. Pang and Mr. Rogers for termination without cause, even if Mr. Pang and Mr. Rogers subsequently become otherwise employed.

A non-compete provision applies during the Term and for a period of three (3) years following the termination of either Mr. Pang’s or Mr. Rogers’ employment with the Company or any of its subsidiaries or affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005

WINWIN GAMING, INC.

By:  /s/ Larry Goldman_______________________
Larry Goldman, Chief Financial Officer